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                                                                    Exhibit 5.1

                             COHEN & GRIGSBY, P.C.

                                Attorneys at Law

                                 2900 CNG Tower
                               625 Liberty Avenue
                      Pittsburgh, Pennsylvania 15222-3115
                                     --------
                            Telephone (412) 394-4900
                               Fax (412) 391-3382


                               December 30, 1996

Board of Directors of
 SEEC, Inc.
5001 Baum Boulevard
Pittsburgh, PA 15213

Ladies and Gentlemen:

        We have acted as counsel to SEEC, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") in order to register under the Securities Act of 1933, as amended, 1,725,000 shares of the Company's common stock, $0.01 par value (the "Common Stock") and the contemplated issue and sale by the Company of such shares of Common Stock to the Underwriters (as defined in the Registration Statement) in accordance with the terms of an Underwriting Agreement (the "Agreement") to be entered into by and among the Company and the Underwriters.

        In our opinion the shares of Common Stock to be issued, when issued as contemplated by the Registration Statement and the Agreement, will be validly issued, fully-paid and non-assessable shares of Common Stock of the Company.

        We hereby consent to the reference to us in the Prospectus of the Company constituting part of the Registration Statement filed with the Securities and Exchange Commission registering the Common Stock and to the inclusion of this letter as an exhibit to the Registration Statement.

        This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) as supplemented or modified by Part I, together with the Forward and Glossary of the Pennsylvania Third Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the PBA Section of Corporation, Banking and Business Law (1992). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter should be read in conjunction therewith. Unless otherwise
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COHEN & GRIGSBY, P.C.

Board of Directors of
 SEEC, Inc.
December 30, 1996
Page 2


indicated, capitalized terms used in this Opinion that are defined in the Accord or the Pennsylvania Supplement will have the same meanings in this Opinion as the meanings set forth in the Accord or the Pennsylvania Supplement, respectively (and, to the extent of a conflict between the same, priority shall be given to the Pennsylvania Supplement and the Accord in that order).

                                         Very truly yours,


                                         COHEN & GRIGSBY, P.C.

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